UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 1, 2017

HELPFUL ALLIANCE COMPANY

(Exact name of registrant as specified in its charter)

Florida		45-5023152
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

700 West Hillsboro Blvd, Suite 1-100

Deerfield Beach, FL 33441

(Address of principal executive offices)

(754) 227-5783

(Issuer’s telephone number)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.magrilaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Identification of executive officers

On March 27, 2017, the Board of Directors appointed Jonathan Barker (age 28) as the Chief Executive Officer of Helpful Alliance Company, a Florida corporation (the “Company”), effective April 1, 2017, until his successor is duly appointed, unless he resigns, is removed from office or is otherwise disqualified from serving as an officer of the Company. His predecessor, Mr. Maxim Temnikov, remains as the President of the Company.

Family Relationships

Mr. Barker is of no relation to any director, executive officer, or person nominated or chosen to become director or executive officer.

Business Experience

Mr. Barker has been with our Company since May 2015, when he joined as Investor Relations Manager. Since joining the Company, Mr. Barker has worked closely with our founders in all aspects of our business. Mr. Barker has been actively involved in the origination of our projects aimed at the increase of our asset base and revenue generation. In January 2016, Mr. Barker was promoted to the position of Vice President of Land Development. Mr. Barker established and leads a fully-functioning network and business process for the development works of our projects. He continues to focus on revenue generation and operational profitability. In 2016, Mr. Barker worked with our founders to create our River City Park concept and our vision of Organic Communities. Prior to joining our Company, Mr. Barker gradually developed core expertise in sales and management while employed most recently with Mercedes-Benz of Midlothian, VA as Internet Sales Manager from 2012-2015 and other dealerships prior to that. Mr. Barker brings strong leadership, management, sales, business, and execution skills to this position.

Transactions with related persons

Mr. Barker is involved in no transactions meeting the criteria set forth in Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Compensation

In compensation for his services as CEO, Mr. Barker will receive an annual salary of $120,000. Also, as previously reported by the Company, on December 1, 2015, Mr. Barker was granted a stock option exercisable to purchase up to 250,000 shares of the Series-X Common Stock of the Company, subject to vesting schedule below, for $0.11 per share.

Shares:	Date Vested:
125,000 shares of Restricted Stock	December 1, 2016
125,000 shares of Restricted Stock	December 1, 2017

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HELPFUL ALLIANCE COMPANY

By:	/s/ Jonathan Barker
Jonathan Barker
Chief Executive Officer

Date:	April 5, 2017